EXHIBIT 10.1

Notice Of Conversion

(To be executed by the Holder in order to convert the Note)

To:

INVENT Ventures, Inc.

The undersigned hereby irrevocably elects to convert $20,000 of the principal amount and $1808.22 of accrued interest of the Convertible Promissory Note dated September 27, 2013 into 155,773 shares of INVENT Ventures, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

June 30, 2014

Applicable Conversion Price:

$0.14 per share

Signature:

/s/ Dominick Maiorano, Inc.

Name:

Dominick Maiorano, Inc.

Address:

Number of shares of common stock to be issued: 155,773

Please send the certificate to: